QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Huntsman International LLC(1)
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0630358 (I.R.S. Employer Identification No.)
500 Huntsman Way Salt Lake City, Utah (Address of principal executive offices)	84108 (Zip code)

7.875% Senior Subordinated Notes due 2014
7.375% Senior Subordinated Notes due 2015
7.5% Senior Subordinated Notes due 2015
(Title of the indenture securities)

(1)
See Table 1—List of additional obligors

Exhibit 3.21

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

VOLCANO HOLDCO 1 LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

        1.     The name of the limited liability company is Volcano Holdco 1 LLC (the "Company").

        2.     The Certificate of Formation of the Company is hereby amended to change the name of the Company to Huntsman Advanced Materials Holdings LLC.

        3.     Accordingly, Article 1, of the Certificate of Formation shall, as amended, read as follows:

          "1. The name of the limited liability company is Huntsman Advanced Materials Holdings LLC."

        4.     This Certificate of Amendment shall be effective as of June 18, 2003.

        IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 18th day of June, 2003.

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P. (Member)
By:	/s/ ROBERT H. WEISS
	Name:	Robert H. Weiss
	Title:	General Counsel

QuickLinks

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION OF VOLCANO HOLDCO 1 LLC